                                                                    EXHIBIT 99.3

               AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                                  ICORIA, INC.

                               CLINICAL DATA, INC.

                                       AND

                            LAURUS MASTER FUND, LTD.

                          DATED AS OF OCTOBER 19, 2004

                  AS AMENDED AND AS RESTATED ON AUGUST 31, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.  Agreement to Sell and Purchase.......................................     2

2.  Fees and Warrant.....................................................     2

3.  Closing, Delivery and Payment........................................     3
    3.1   Closing........................................................     3
    3.2   Delivery.......................................................     3

4.  Representations and Warranties of the Company........................     3
    4.1   Organization, Good Standing and Qualification..................     3
    4.2   Subsidiaries...................................................     4
    4.3   Capitalization; Voting Rights..................................     4
    4.4   Authorization; Binding Obligations.............................     5
    4.5   Liabilities....................................................     5
    4.6   Agreements; Action.............................................     5
    4.7   Obligations to Related Parties.................................     6
    4.8   Changes........................................................     7
    4.9   Title to Properties and Assets; Liens, Etc.....................     8
    4.10  Intellectual Property..........................................     8
    4.11  Compliance with Other Instruments..............................     9
    4.12  Litigation.....................................................     9
    4.13  Tax Returns and Payments.......................................     9
    4.14  Employees......................................................    10
    4.15  Registration Rights and Voting Rights..........................    10
    4.16  Compliance with Laws; Permits..................................    10
    4.17  Environmental and Safety Laws..................................    11
    4.18  Valid Offering.................................................    11
    4.19  Full Disclosure................................................    11
    4.20  Insurance......................................................    12
    4.21  SEC Reports....................................................    12
    4.22  Listing........................................................    12
    4.23  No Integrated Offering.........................................    11
    4.24  Stop Transfer..................................................    12
    4.25  Dilution.......................................................    12

5.  Representations and Warranties of the Purchaser......................    13
    5.1   No Shorting....................................................    13
    5.2   Requisite Power and Authority..................................    13
    5.3   Investment Representations.....................................    14
    5.4   Purchaser Bears Economic Risk..................................    14
    5.5   Acquisition for Own Account....................................    14
    5.6   Purchaser Can Protect Its Interest.............................    14
    5.7   Accredited Investor............................................    15
    5.8   Legends........................................................    15

6.  Covenants of the Company.............................................    16
    6.1   Stop-Orders....................................................    16
    6.2   Listing........................................................    16

    6.3   Market Regulations.............................................    16
    6.4   Reporting Requirements.........................................    16
    6.5   Use of Funds...................................................    16
    6.6   Access to Facilities...........................................    17
    6.7   Taxes..........................................................    17
    6.8   Insurance......................................................    17
    6.9   Intellectual Property..........................................    18
    6.10  Properties.....................................................    18
    6.11  Confidentiality................................................    18
    6.12  Required Approvals.............................................    19
    6.13  Reissuance of Securities.......................................    20
    6.14  Opinion........................................................    20
    6.15  Margin Stock...................................................    18
    6.16  Financing Right of First Refusal...............................    18

7.  Covenants of the Purchaser...........................................    21
    7.1   Confidentiality................................................    21
    7.2   Non-Public Information.........................................    21
    7.3   Limitation on Acquisition of Common Stock of the Company
          and/or the Parent..............................................    20

8.  Covenants of the Company and Purchaser Regarding Indemnification.....    21
    8.1   Company Indemnification........................................    21
    8.2   Purchaser's Indemnification....................................    22

9.  Conversion of Convertible Note.......................................    22
    9.1   Mechanics of Conversion........................................    22

10. Registration Rights..................................................    23
    10.1  Registration Rights Granted....................................    23
    10.2  Offering Restrictions..........................................    23

11. Miscellaneous........................................................    24
    11.1  Governing Law..................................................    24
    11.2  Survival.......................................................    24
    11.3  Successors.....................................................    24
    11.4  Entire Agreement...............................................    24
    11.5  Severability...................................................    25
    11.6  Amendment and Waiver...........................................    25
    11.7  Delays or Omissions............................................    25
    11.8  Notices........................................................    25
    11.9  Attorneys' Fees................................................    26
    11.10 Titles and Subtitles...........................................    27
    11.11 Facsimile Signatures; Counterparts.............................    27
    11.12 Broker's Fees..................................................    27
    11.13 Construction...................................................    27

                                LIST OF SCHEDULES

Capitalization and Voting Rights...............................     Schedule 4.3
Agreements; Action.............................................     Schedule 4.6
Obligations to Related Parties.................................     Schedule 4.7
Changes........................................................     Schedule 4.8
Tax Returns and Payments.......................................    Schedule 4.13
Employees......................................................    Schedule 4.14
Registration Rights and Voting Rights..........................    Schedule 4.15
Environmental and Safety Laws..................................    Schedule 4.17
Broker's Fees..................................................   Schedule 11.12

                                LIST OF EXHIBITS

Form of Convertible Term Note.......................................   Exhibit A
Form of Warrant.....................................................   Exhibit B
Form of Opinion.....................................................   Exhibit C
Form of Escrow Agreement............................................   Exhibit D

               AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

     THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of October 19, 2004 and amended and restated as of August 31, 2006, among Icoria, Inc., a Delaware corporation (the "Company"), Clinical Data, Inc., a Delaware corporation (the "Parent") and Laurus Master Fund, Ltd., a Cayman Islands company (the "Purchaser"). This Agreement amends and restates in its entirety that certain Securities Purchase Agreement made by the Company in favor of the Purchaser on October 19, 2004 (the "Original Purchase Agreement").

                                    RECITALS

     WHEREAS, on or prior to October 19, 2004, the Company authorized the sale to the Purchaser of a Convertible Term Note (the "Note") in the aggregate principal amount of Five Million Dollars ($5,000,000), which Note is convertible into shares of the Company's common stock, $0.01 par value per share (the "Common Stock") at an initial fixed conversion price of $ 0.53per share of Common Stock ("Fixed Conversion Price");

     WHEREAS, on October 19, 2004, the Company issued warrants to the Purchaser to purchase up to 1,650,943 shares of the Company's Common Stock (subject to adjustment as set forth therein) in connection with Purchaser's purchase of the Note;

     WHEREAS, on October 19, 2004, Purchaser purchased the Note and the Warrants (as defined in Section 2) on the terms and conditions set forth herein, said Note and Warrants are further evidenced by separate agreements and additional documents, the Securities Purchase Agreement, the Funds Escrow Agreement, the Registration Rights Agreement and the Security Agreement, associated with this Agreement (the "Related Agreements" or the "Documents" or the "Other Agreements");

     WHEREAS, on October 19, 2004, the Company issued and sold the Note and Warrants to Purchaser on the terms and conditions set forth herein; and

     WHEREAS, on December 20, 2005, Clinical Data, Inc., a Delaware corporation (the "Parent"), Irides Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Parent and the Company consummated a merger, the result of which was the acquisition by the Parent of 100% of the outstanding equity interests of the Company and to otherwise assume the obligations and liabilities of the Company; and

     WHEREAS, the Company, the Parent and Laurus have agreed to amend and restate the Original Agreement in the form hereof in order to incorporate certain mutually agreed-to terms.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Agreement to Sell and Purchase. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 3), the Company agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company a Note in the aggregate principal amount of $5,000,000 convertible in accordance with the terms thereof into shares of the Company's Common Stock in accordance with the terms of the Note and this Agreement. The Note purchased on the Closing Date shall be known as the "Offering." A form of the Note is annexed hereto as Exhibit A. The Note will mature on the Maturity Date (as defined in the Note). Collectively, the Note and Warrant and Common Stock issuable in payment of the Note, upon conversion of the Note and upon exercise of the Warrant are referred to as the "Securities."

2. Fees and Warrant. On the Closing Date:

          (a) The Company will issue and deliver to the Purchaser (i) a warrant to purchase up to 825,472 shares of Common Stock within two years after the Closing Date in connection with the Offering, in the form of Exhibit B-1 hereto (as amended, modified or supplemented from time to time, the "Two-Year Warrant"), and (ii) a warrant to purchase up to 825,472 shares of Common Stock within five years after the Closing Date in connection with the Offering, in the form of Exhibit B-2 hereto (as amended, modified or supplemented from time to time, the "Five-Year Warrant"; the Two-Year Warrant and the Five-Year Warrant are collectively referred to herein as the "Warrant"). The Warrant must be delivered on the Closing Date. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by the Company are hereby also made and granted in respect of the Warrant and shares of the Company's Common Stock issuable upon exercise of the Warrant (the "Warrant Shares").

          (b) Subject to the terms of Section 2(d) below, the Company shall pay to Laurus Capital Management, LLC, manager of Purchaser a $175,000 closing payment, which is an amount equal to three and one-half percent (3.50%) of the aggregate principal amount of the Note. The foregoing fee is referred to herein as the "Closing Payment."

          (c) The Company shall reimburse the Purchaser for its reasonable expenses (including legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Purchaser's due diligence review of the Company and its Subsidiaries (as defined in Section 6.8) and all related matters. Amounts required to be paid under this
               Section 2(c) will be paid on the Closing Date and shall be $39,500 for such expenses referred to in this Section 2(c).

          (d) The Closing Payment and the expenses referred to in the preceding clause (c) (net of the $15,000 and other deposit(s) previously paid by the

               Company) shall be paid at closing out of funds held pursuant to the Escrow Agreement (as defined below) and a disbursement letter (the "Disbursement Letter").

3. Closing, Delivery and Payment.

     3.1 Closing. Subject to the terms and conditions herein, the closing of the transactions contemplated hereby (the "Closing"), shall take place on October 19, 2004, at such time or place as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

     3.2 Delivery. Pursuant to the Escrow Agreement, at the Closing on the Closing Date, the Company will deliver to the Purchaser, among other things, a
Note in the form attached as Exhibit A representing the principal amount of $5,000,000 and the Two-Year Warrant and the Five-Year Warrant, each in the Purchaser's name representing an aggregate of 1,650,943underlying shares of Common Stock and the Purchaser will deliver to the Company, among other things, the amounts set forth in the Disbursement Letter by wire transfer.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows. The representations and warranties are supplemented by, and subject to, the Company's and the Parent's filings under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934 made prior to the effectiveness of this Agreement, (collectively, the "Exchange Act Filings"). Such information disclosed in the Exchange Act Filings is not reproduced in the Schedules attached hereto.

     4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has the corporate power and authority to own and operate its properties and assets, to execute and deliver this (i) this Agreement, (ii) the Note, the Two-Year Warrant and the Five-Year Warrant to be issued in connection with this Agreement, (iii) the Security Agreement dated as of the date hereof between the Company and the Purchaser (as amended, modified or supplemented from time to time, the "Security Agreement"), (iv) the Registration Rights Agreement relating to the Securities dated as of the date hereof between the Company and the Purchaser (as amended, modified or supplemented from time to time, the "Registration Rights Agreement"), (v) the Escrow Agreement dated as of the date hereof among the Company, the Purchaser and the escrow agent referred to therein, substantially in the form of Exhibit D hereto (as amended, modified or supplemented from time to time, the "Escrow Agreement") and (vi) all other agreements related to this Agreement and the Note and referred to herein (the preceding clauses (ii) through (vii), collectively, the "Related Agreements"), to issue and sell the Note and the shares of Common Stock issuable upon conversion of the Note (the "Note Shares"), to issue and sell the Warrant and the Warrant Shares, and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions, except for those jurisdictions in which the failure to do so has not had, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company (a "Material Adverse Effect").

     4.2 Subsidiaries. Each direct and indirect Subsidiary of the Company, the direct owner of such Subsidiary and its percentage ownership thereof, is set forth on Schedule 4.2. For the purpose of this Agreement, a "Subsidiary" of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

     4.3 Capitalization; Voting Rights.

          (a) The authorized capital stock of the Company, as of September 30, 2004, consists of 105,000,000 shares, of which 100,000,000 are shares of Common Stock, par value $0.01 per share, 36,323,274 shares of which are issued and outstanding, and 5,000,000 are shares of preferred stock, par value $0.01 per share, of which no shares of preferred stock are issued and outstanding.

          (b) Except as disclosed on Schedule 4.3, another Schedule to this Agreement or in any Exchange Act Filings, other than: (i) the shares reserved for issuance under the Company's stock option plans; and (ii) shares which may be issued pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 4.3, another Schedule to this Agreement or in any Exchange Act Filings, neither the offer, issuance or sale of any of the Note or Warrant, or the issuance of any of the Note Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

          (c)  All issued and outstanding shares of the Company's Common Stock:
               (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          (d) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Company's Certificate of Incorporation (the "Charter"). The Note Shares and Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Company's Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

     4.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers and directors necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and under the Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note and Warrant has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of the Company enforceable in accordance with their terms, except:

          (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

          (b) general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Note and the subsequent conversion of the Note into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

     4.5 Liabilities. The Company does not have any contingent liabilities in excess of $200,000, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

     4.6 Agreements; Action. Except as set forth on Schedule 4.6 or as disclosed in any Exchange Act Filings:

          (a) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $200,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products); or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services; or (iv) indemnification by the Company with respect to infringements of proprietary rights.

          (b) Since June 30, 2004, the Company has not: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $200,000 or, in the case of indebtedness and/or liabilities individually less than $200,000, in excess of $300,000 in the aggregate; (iii) made any loans or advances to any person not in excess, individually or in the aggregate, of $200,000, other than ordinary advances for travel expenses; or
               (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

          (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

     4.7 Obligations to Related Parties. Except as set forth on Schedule 4.7 or in any Exchange Act filings, there are no obligations of the Company to officers, directors, ten percent (10%) or greater stockholders or employees of the Company other than:

          (a) for payment of salary for services rendered and for bonus payments;

          (b) reimbursement for reasonable expenses incurred on behalf of the Company;

          (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company); and

          (d) obligations listed in the Company's financial statements or disclosed in any of its Exchange Act Filings.

Except as described above or set forth on Schedule 4.7 or in any Exchange Act Filings, none of the officers, directors or, to the best of the Company's knowledge, key employees or ten percent (10%) or greater stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $200,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with the Company. Except as described above, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. Except as set forth on Schedule 4.7 or in any Exchange Act Filings, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     4.8 Changes. Since June 30, 2004, except as disclosed in any Exchange Act Filings or in Schedule 4.8 to this Agreement or to any of the Related Agreements, there has not been:

          (a) any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company, which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect;

          (b) any resignation or termination of any officer, key employee or group of employees of the Company;

          (c) any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

          (d) any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (e) any waiver by the Company of a valuable right or of a material debt owed to it;

          (f) any direct or indirect material loans made by the Company to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

          (g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

          (h) any declaration or payment of any dividend or other distribution of the assets of the Company;

          (i)  any labor organization activity related to the Company;

          (j) any debt, obligation or liability incurred, assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

          (k) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

          (l) any change in any material agreement to which the Company is a party or by which it is bound which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

          (m) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or

          (n) any arrangement or commitment by the Company to do any of the acts described in subsection (a) through (m) above.

     4.9 Title to Properties and Assets; Liens, Etc. Except as set forth on
Schedule 4.9 or in any Exchange Act Filings, the Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

          (a)  those resulting from taxes which have not yet become delinquent;

          (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company; and

          (c) those that have otherwise arisen in the ordinary course of business.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 4.9 or in any Exchange Act Filings, the Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

     4.10 Intellectual Property.

          (a) Except as disclosed in any Exchange Act Filings, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company's knowledge as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

          (b) Except as disclosed in any Exchange Act Filings, the Company has not received any communications alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

          (c) Except as disclosed in any Exchange Act Filings, the Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company.

     4.11 Compliance with Other Instruments. Except as disclosed in any Exchange Act Filings, the Company is not in violation or default of (x) any term of its Charter or Bylaws, or (y) of any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by the Company and the other Securities by the Company each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

     4.12 Litigation. Except as set forth on Schedule 4.12 hereto or as disclosed in any Exchange Act Filings, there is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that prevents the Company from entering into this Agreement or the Related Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or could result in any change in the current equity ownership of the Company, nor is the Company aware that there is any basis to assert any of the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     4.13 Tax Returns and Payments. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule
4.13 or as disclosed in any Exchange Act Filings, the Company has not been advised:

          (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

          (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.

The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

     4.14 Employees. Except as set forth on Schedule 4.14 or as disclosed in any Exchange Act Filings, the Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. Except as disclosed in the Exchange Act Filings or on Schedule 4.14, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company. The Company has not received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. Except as set forth on Schedule 4.14 or as disclosed in any Exchange Act Filings, the Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

     4.15 Registration Rights and Voting Rights. Except as set forth on Schedule
4.15 and except as disclosed in Exchange Act Filings, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 4.15 and except as disclosed in Exchange Act Filings, to the Company's knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

     4.16 Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any Related Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.17 Environmental and Safety Laws. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 4.17 or as disclosed in any Exchange Act Filings, no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "Hazardous Materials" shall mean:

          (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

          (b)  any petroleum products or nuclear materials.

     4.18 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the Company will take all steps necessary to secure an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), for the offer and sale of the Securities and will take the steps to register or qualify (or secure an exemption from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

     4.19 Full Disclosure. The Company has provided, furnished or provided access to the Purchaser regarding all information requested by the Purchaser in connection with its decision to purchase the Note and Warrant, including all information the Company believes is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, nor the exhibits and schedules hereto and thereto, when incorporated with the Exchange Act Filings, nor any other document delivered by the Company to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company were based on the Company's experience in the industry and on assumptions of fact and opinion as to future events which the Company, at the date of the issuance of such projections or estimates, believed to be reasonable.

     4.20 Insurance. The Company has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company in the same or similar business.

     4.21 SEC Reports. Except as set forth on Schedule 4.21 or in the Exchange Act Filings, the Parent has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act 1934, as amended (the "Exchange Act"). The Parent has furnished the Purchaser with copies of: (i) its Annual Report on Form 10-K for the fiscal year ended March 31, 2006; and (ii) its Quarterly Report on Form 10-Q for the fiscal quarters ended June 30, 2006 and the Form 8-K filings which it has made during the fiscal year 2007 to date (collectively, the "SEC Reports"). Except as set forth on Schedule 4.21, each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.22 Listing. The Company's Common Stock is listed for trading on the Nasdaq National Market ("Nasdaq National") and satisfies all requirements for the continuation of such listing, except as disclosed in any Exchange Act Filings.

     4.23 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any Related Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

     4.24 Stop Transfer. The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except if any material misrepresentation has occurred in connection with the Purchaser's representations and warranties in connection with their investment in the Securities or as required by the National Association of Securities Dealers, state and federal securities laws.

     4.25 Dilution. Except as set forth in paragraph 4.24, the Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Note and exercise of the Warrant is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

     4.26 Patriot Act. The Company certifies that, to the best of Company's knowledge, the Company has not been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Company hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and agrees that: (i) none of the cash or property that the Company will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by the Company to the Purchaser, to the extent that they are within the Company's control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Purchaser if any of these representations ceases to be true and accurate regarding the Company. The Company agrees to provide the Purchaser any additional information regarding the Company that the Purchaser deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, the Purchaser may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser's investment in the Company. The Company further understands that the Purchaser may release confidential information about the Company and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its sole discretion, determines that it is in the best interests of the Purchaser in light of relevant rules and regulations under the laws set forth in subsection
(ii) above.

5. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement)

     5.1 No Shorting. The Purchaser or any of its affiliates and investment partners have not in the past or present, and will not in the future by themselves or cause any person or entity, to directly engage in "short sales" of the Company's Common Stock as long as the Note shall be outstanding.

     5.2 Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except:

          (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

          (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

     5.3 Investment Representations. Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement, including, without limitation, that the Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note and the Warrant to be purchased by it under this Agreement and the Note Shares and the Warrant Shares acquired by it upon the conversion of the Note and the exercise of the Warrant, respectively. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's business, management and financial affairs and the terms and conditions of the Offering, the Note, the Warrant and the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access. Purchaser further warrants that it is purchasing the securities in accordance with all of the requirements set forth under Regulation D of the Securities Act and the Rules promulgated thereunder. Purchaser will cooperate with the Company in supplying any information requested by the Company pursuant to any filing required to secure an exemption from registration at either state or federal law.

     5.4 Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

     5.5 Acquisition for Own Account. The Purchaser is acquiring the Note and Warrant and the Note Shares and the Warrant Shares for the Purchaser's own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

     5.6 Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management's, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Note, the Warrant and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Related Agreements.

     5.7 Accredited Investor. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

     5.8 Legends.

          (a)  The Note shall bear substantially the following legend:

          "THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ICORIA, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

          (b) The Note Shares and the Warrant Shares, if not issued by DWAC system (as hereinafter defined), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the
               SEC:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ICORIA, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

          (c)  The Warrant shall bear substantially the following legend:

          "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE

          REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ICORIA, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

6. Covenants of the Company. The Company and the Parent each covenant and agrees with the Purchaser as follows:

     6.1 Stop-Orders. The Parent will advise the Purchaser, promptly after it receives notice of issuance by the Securities and Exchange Commission (the "SEC"), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Parent, or of the suspension of the qualification of the common stock of the Parent, par value $0.01 (the "Parent Common Stock") for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

     6.2 Listing. The Parent shall promptly secure the listing of the shares of Parent Common Stock issuable upon conversion of the Note and upon the exercise of the common stock purchase warrants issued by the Parent to the Purchaser (the "Parent Warrants") on the Nasdaq Global Market, the Nasdaq Capital, or the Over the Counter Bulletin Board (the "Principal Market") (subject to official notice of issuance) and shall maintain such status so long as any other shares of Parent Common Stock shall be so quoted on such Principal Market. It is expressly understood that movement between any exchange or quotation service set forth herein is permissible and shall not be a breach of this or any other covenant contained herein or in the Related Agreements. The Parent will maintain the quotation of it's the Parent Common Stock on the Principal Market, and will comply in all material respects with the Parent's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD"), such exchanges or quotation services, as applicable.

     6.3 Market Regulations. The Parent shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

     6.4 Reporting Requirements. The Parent will use all commercially reasonable efforts to timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

     6.5 Use of Funds-Guideline. The Company agrees that the proceeds of (x) the sale of the Note shall be generally utilized pursuant to the following guideline. The funds will be used: (i) to repay in full all existing indebtedness owed by the Company to GE Capital, pursuant to the Master Security Agreement No. 7237 and to terminate such credit facility, (ii) generally for capital expenditures to be made by the Company and its Subsidiaries (subject to fluctuation in market prices) in an aggregate amount of $1,600,000, (iii) generally for the purchase of chemical libraries and outsourced studies (subject to fluctuation in market prices) in an aggregate amount of $1,200,000, (iv) for expenses incurred in connection with the transactions contemplated by this Agreement and the Related Agreements and (v) for general working capital purposes of the Company and its Subsidiaries and (y) the sale of the Warrant shall be utilized for general working capital purposes.

     6.6 Access to Facilities. The Company will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person's expense, while covered by Purchaser's or their successor's own insurance for such an on-site investigation and accompanied by a representative of the Company, to:

          (a)  visit and inspect any of the properties of the Company;

          (b) examine the corporate and financial records of the Company (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

          (c) discuss the affairs, finances and accounts of the Company with the directors, officers and independent accountants of the Company.

Notwithstanding the foregoing, the Company will not provide any material, non-public information to the Purchaser (or any successor of the Purchaser) unless the Purchaser (or any successor of the Purchaser) signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

     6.7 Taxes. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

     6.8 Insurance. The Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and to the extent available on commercially reasonable terms. The Company and each of its Subsidiaries will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for its obligations hereunder and under the Related Agreements. At the Company's own cost and expense in amounts and with carriers reasonably acceptable to

Purchaser, the Company and each of the Subsidiaries shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the Company's or the respective Subsidiary's including business interruption insurance; (ii) maintain insurance against claims for personal injury, death or property damage suffered by others in such amounts as is customary in the industry in which the Company operates its business; (iii) Intentionally Deleted; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company or the Subsidiary is engaged in business; and (v) furnish Purchaser with (x) evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting the Company's workers' compensation policy, endorsements to such policies naming Purchaser as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to Purchaser, naming Purchaser as loss payee, and (z) evidence that as to Purchaser the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company or any Subsidiary and the insurer will provide Purchaser with at least thirty (30) days notice prior to cancellation. The Company and each Subsidiary shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Company and/or the Subsidiary and Purchaser jointly. In the event that as of the date of receipt of each loss recovery upon any such insurance, the Purchaser has not declared an event of default with respect to this Agreement or any of the Related Agreements, then the Company shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise "Collateral" secured by Purchaser's security interest pursuant to its security agreement, with any surplus funds to be applied toward payment of the obligations of the Company to Purchaser. In the event that Purchaser has properly declared an event of default with respect to this Agreement or any of the Related Agreements, then all loss recoveries received by Purchaser upon any such insurance thereafter may be applied to the obligations of the Company hereunder and under the Related Agreements, in such order as the Purchaser may determine. Any surplus (following satisfaction of all Company obligations to Purchaser) shall be paid by Purchaser to the Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Company or the Subsidiary, as applicable, to Purchaser, on demand.

     6.9 Intellectual Property. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

     6.10 Properties. The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

     6.11 Confidentiality. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company may disclose Purchaser's identity and the terms of this Agreement to its current and prospective debt and equity financing sources and as required by law or applicable regulation.

     6.12 Required Approvals. For so long as twenty-five percent (25%) of the principal amount of the Note is outstanding, the Company, without the prior written consent of the Purchaser, which shall not be unreasonably withheld, shall not:

          (a) (i) directly or indirectly declare or pay any dividends, other than dividends paid to the Parent or any of its wholly-owned Subsidiaries, (ii) issue any preferred stock that is mandatorily redeemable prior to October 19, 2007, or (iii) redeem any of its preferred stock or other equity interests during before the Maturity Date ;

          (b) liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Company dissolve, liquidate or merge with any other person or entity unless, the Company is the surviving entity or the successor entity expressly assumes all of the duties and obligations of the Company and its Subsidiaries under this Agreement and Related Agreements);

          (c) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) materially restrict the Company's right to perform the provisions of this Agreement or any of the agreements contemplated thereby;

          (d) materially alter or change the scope of business of the Company, unless such change in scope is consistent with past practice;

          (e) (i) create, incur, assume or suffer to exist any indebtedness, exclusive of trade debt, debt subordinated to or on collateral other than the security provided by the Related Agreements and debt incurred to finance the purchase of equipment (not in excess of ten percent (10%) of the fair market value of the Company's and its Subsidiaries' assets) whether secured or unsecured other than (x) the Company's indebtedness to the Purchaser, (y) indebtedness set forth on Schedule 6.12(e) attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Purchaser than the debt being refinanced or replaced, and (z) any indebtedness incurred in connection with the purchase of assets in the ordinary course of business, and any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced; (ii) cancel any indebtedness owing to it in excess of $200,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by the Company for deposit or collection or similar transactions in the ordinary course of business; and

          (f) (i) make investments in, make any loans or advances to, or transfer assets to, any of its Subsidiaries, other than any immaterial investments, loans, advances and/or asset transfers made in the ordinary course of business or (ii) create or acquire any Subsidiary without the prior written consent of the Purchaser, which shall not be unreasonably withheld.

     6.13 Reissuance of Securities. The Company and Parent agree to reissue certificates representing the Securities without the legends set forth in
Section 5.8 above at such time as:

          (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

          (b) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Parent agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Parent and its counsel receive reasonably requested representations from the selling Purchaser and broker, if any.

     6.14 Opinion. On the Closing Date, the Company will deliver to the Purchaser an opinion acceptable to the Purchaser from the Company's legal counsel. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Note and exercise of the Warrant.

     6.15 Margin Stock. The Company will not permit any of the proceeds of the Note or the Warrant to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

     6.16 No Restrictions on Additional Financings. The Company will not, and will not permit its Subsidiaries to, agree, directly or indirectly, to any restriction with any person or entity which limits the ability of the Purchaser to consummate an additional financing with the Company or any of its Subsidiaries.

     6.17 Negative Pledge. The Parent shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of the Company's equity interests, including, without limitation, all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) equity of the Company, including, without limitation, any common stock, preferred stock, any limited or general partnership interest and any limited liability company membership interest.

7. Covenants of the Purchaser. The Purchaser covenants and agrees with the Company as follows:

     7.1 Confidentiality. The Purchaser agrees that it will not disclose, and will not include in any public announcement, the name of the Company, unless expressly agreed to by the Company or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

     7.2 Non-Public Information. The Purchaser agrees not to effect any sales in the shares of the Company's Common Stock while in possession of material, non-public information regarding the Company if such sales would violate applicable securities law.

     7.3 Limitation on Acquisition of Common Stock of the Company and/or the Parent. Notwithstanding anything to the contrary contained in this Agreement, any Related Agreement or any document, instrument or agreement entered into in connection with any other transactions between the Purchaser, the Company and the Parent, the Purchaser may not acquire stock in the Company and/or the Parent (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in the Company and/or the Parent, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by the Company to the Purchaser not to qualify as "portfolio interest" within the meaning of Section 881(c)(2) of the Code, by reason of Section 881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the "Stock Acquisition Limitation"). The Stock Acquisition Limitation shall automatically become null and void without any notice to the Company or the Parent upon the earlier to occur of either (a) the Company's delivery to the Purchaser of a Notice of Redemption (as defined in the Note) or (b) the existence of an Event of Default (as defined in the Note) at a time when the average closing price of the Parent's common stock as reported by Bloomberg, L.P. on the Principal Market for the immediately preceding five trading days is greater than or equal to 150% of the Fixed Conversion Price (as defined in the Note).

8. Covenants of the Company and Purchaser Regarding Indemnification.

     8.1 Company Indemnification. The Company agrees to indemnify, hold harmless, reimburse and defend Purchaser, each of Purchaser's officers, directors, agents, affiliates, control persons, and principal shareholders, against any forseeable: claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which results, arises out of or is based upon: (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement, any Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

     8.2 Purchaser's Indemnification. Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon: (i) any misrepresentation by Purchaser or breach of any warranty by Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by Purchaser of any covenant or undertaking to be performed by Purchaser hereunder, or any other agreement entered into by the Company and Purchaser relating hereto.

9. Conversion of Convertible Note.

     9.1 Mechanics of Conversion.

          (a) Provided the Purchaser has notified the Parent of the Purchaser's intention to sell the Note Shares and the Note Shares are included in an effective registration statement or are otherwise exempt from registration when sold: (i) Upon the conversion of the Note or part thereof, the Parent shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel reasonably acceptable to the Purchaser following a request by the Purchaser) to assure that the Parent's transfer agent shall issue shares of the Parent's Common Stock in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser in accordance with Section 9.1(b) hereof and in such denominations to be specified representing the number of Note Shares issuable upon such conversion; and (ii) the Parent warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Parent's Common Stock and that after the Effectiveness Date (as defined in the Registration Rights Agreement) the Note Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the Note Shares.

          (b) Purchaser will give notice of its decision to exercise its right to convert the Note or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Parent (the "Notice of Conversion"). The Purchaser will not be required to surrender the Note until the Purchaser receives a credit to the account of the Purchaser's prime broker through the DWAC system (as defined below), representing the Note Shares or until the Note has been fully satisfied. Each date on which (i) a Notice of Conversion is telecopied or delivered to the Parent in accordance with the provisions hereof shall be deemed a "Conversion Date." Pursuant to the terms of the Notice of Conversion, the Parent will issue instructions to the transfer agent accompanied by an opinion of counsel within three (3) business days of the date of the delivery to the Parent of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Parent Common Stock subject of such Notice of Conversion to the Holder by crediting the account of the Purchaser's prime broker with the Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after the creation and delivery of the opinion of counsel to the transfer agent pursuant to the Parent's Notice of Conversion (the "Delivery Date").

          (c) The Company and Parent each understand that a delay in the delivery of the Note Shares in the form required pursuant to the terms of Article III of the Note beyond the Delivery Date could result in economic loss to the Purchaser. In the event that the Parent fails to direct its transfer agent to deliver the Note Shares to the Purchaser via the DWAC system within the time frame set forth in Article III of the Note and the Note Shares are not delivered to the Purchaser by the Delivery Date, and is not cured within two (2) business days after the Delivery Date, as compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of the Note Shares in the form required pursuant to Article III of the Note upon conversion of the Note in the amount equal to the greater of: (i) $500 per business day after the Delivery Date, including the period for cure. Notwithstanding the foregoing, the Company will not owe the Purchaser any late payments if the delay in the delivery of the Note Shares beyond the Delivery Date is solely out of the control of the Parent and the Parent is actively trying to cure the cause of the delay, or the Parent cures within the two (2) business days following the Delivery Date. The Company shall pay any payments incurred under this
               Section in immediately available funds upon demand.

Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum amount permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to a Purchaser and thus refunded to the Company.

10. Registration Rights.

     10.1 Registration Rights Granted. The Parent hereby grants registration rights to the Purchaser pursuant to a Registration Rights Agreement dated as of August 31, 2006between the Parent and the Purchaser.

     10.2 Offering Restrictions. Except as previously disclosed in the Exchange Act Filings, or stock or stock options granted to employees or directors of the Company (these exceptions hereinafter referred to as the "Excepted Issuances"), the Company will not issue any securities with a continuously variable/floating conversion feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement) prior to the full repayment or conversion of the Note (together with all accrued and unpaid interest and fees related thereto.

11. Miscellaneous.

     11.1 Governing Law. THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. BOTH PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND THE RELATED AGREEMENTS ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW. ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT.

     11.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     11.3 Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. Purchaser may not assign its rights hereunder to a competitor of the Company.

     11.4 Entire Agreement. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     11.5 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     11.6 Amendment and Waiver.

          (a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

          (b) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

          (c) The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

     11.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement, or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

     11.8 Notices. All notices required or permitted hereunder (other than as expressly set forth herein) shall be in writing and shall be deemed effectively given:

          (a)  upon personal delivery to the party to be notified;

          (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

          (c) five (5) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

          (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

     If to the Company, to:   Icoria, Inc.
                              c/o Clinical Data, Inc.
                              One Gateway Center, 702
                              Newton, MA 02458
                              Attention: Caesar J. Belbel
                                         EVP and Chief Legal Officer
                              Telephone: (617) 527-9933
                              Facsimile: (617) 965-0445
                              with a copy to:
                              McDermott Will & Emery LLP
                              28 State Street
                              Boston, MA 02445
                              Attn: Marc Recht, Esq.
                              Telephone (617) 535-4000
                              Facsimile: (617) 535-3800

     If to the Parent, to:    Clinical Data, Inc.
                              One Gateway Center, Suite 702
                              Newton, MA 02458
                              Attention: Caesar J. Belbel, EVP and Chief Legal
                                         Officer
                              Telephone: (617) 527-9933
                              Facsimile: (617) 965-0445

                              with a copy to:
                              McDermott Will & Emery LLP
                              28 State Street
                              Boston, MA 02445
                              Attn: Marc Recht, Esq.
                              Telephone: (617) 535-4000
                              Facsimile: (617) 535-3800

     If to the Purchaser, to: Laurus Master Fund, Ltd.
                              M&C Corporate Services Limited
                              P.O. Box 309 GT
                              Ugland House
                              George Town
                              South Church Street
                              Grand Cayman, Cayman Islands
                              Facsimile: 345-949-8080

                              with a copy to:
                              Portfolio Services
                              825 Third Avenue, 17th Floor
                              New York, NY 10022
                              Facsimile: 212-541-4410

or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

     11.9 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     11.10 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     11.11 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     11.12 Broker's Fees. Except as set forth on Schedule 11.12 hereof, Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 11.12 being untrue.

     11.13 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

             [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT as of August 31, 2006.

COMPANY:                                PURCHASER:

ICORIA, INC.                            LAURUS MASTER FUND, LTD.


By: /s/ Caesar J. Belbel                By: /s/ Eugene Grin
    ---------------------------------       ------------------------------------
Name: Caesar J. Belbel                  Name: Eugene Grin
Title: Secretary                        Title: Director


CLINCAL DATA:

CLINICAL DATA, INC.


By: /s/ Caesar J. Belbel
    ---------------------------------
Name: Caesar J. Belbel
Title: Executive Vice President and
       Chief Legal Officer

                                    EXHIBIT A

                            FORM OF CONVERTIBLE NOTE

                                    EXHIBIT B

                                 FORM OF WARRANT

                                    EXHIBIT C

                                 FORM OF OPINION

                                    EXHIBIT D

                            FORM OF ESCROW AGREEMENT

                                    SCHEDULES

            (Any Schedule Not Listed Has Been Intentionally Omitted)

The following Schedules have been prepared in response to the provisions of the Amended and Restated Securities Purchase Agreement (the "Agreement"). These Schedules relate to certain matters concerning the Company and, in some cases, the Parent, and are qualified in their entirety by reference to the specific provisions of the Agreement. The Schedules may include items or information which the Company and the Parent are not required to disclose under the Agreement; disclosure of such items or information shall not affect (directly or indirectly) the interpretation of the Agreement or the scope of the disclosure obligations of the Company or the Parent under the Agreement. Any disclosure set forth in any particular section of the Schedules shall be deemed disclosed in reference to all representations and warranties of the Company and the Parent in the Agreement. Inclusion of information herein shall not be construed as an admission that such information is material to the Company's business or the financial position or results of operation of the Company's business.

GENERAL DISCLOSURE: As of December 20, 2005, the Company was acquired by the Parent in a stock-for-stock merger and became a wholly-owned subsidiary of the Parent. Accordingly, the Company's stock was de-registered from the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Act"), and was de-listed from trading on the Nasdaq Stock Market. The Parent files reports under the Act and its common stock trades on the Nasdaq Global Market.

                                  SCHEDULE 4.2

                                  SUBSIDIARIES

                           SUBSIDIARIES OF THE PARENT

Name                                  Jurisdiction
----                                  ------------
Clinical Data BV                      The Netherlands
Clinical Data Incorporated            Massachusetts
Clinical Data Sales & Service, Inc.   Delaware
Electa Lab s.r.l.                     Italy
Genaissance Pharmaceuticals, Inc.     Delaware
Genome Express S.A.                   France
GPSI Acquisition, Inc.                Delaware
Icoria, Inc.                          Delaware
Lark Technologies, Inc.               Delaware
NovaChem BV                           The Netherlands
Spectronetics NV                      Curacao, Netherlands Antilles
Vital Scientific NV                   The Netherlands
Vital Diagnostics Pty. Ltd.           Australia
Vital Diagnostics Ltd.                New Zealand

                                  SCHEDULE 4.3

                        CAPITALIZATION AND VOTING RIGHTS

     STONEGATE SECURITIES, INC.

     Placement Agency Agreement, dated July 14, 2004, by and between Paradigm Genetics, Inc., a Delaware corporation, and Stonegate Securities, Inc., a Texas corporation.

     TISSUEINFORMATICS.INC. MERGER

     On March 11, 2004, Paradigm Genetics, Inc. (now "Icoria, Inc.") completed its acquisition of TissueInformatics.Inc, a Delaware corporation. TissueInformatics merged with and into Paradigm with Paradigm continuing as the surviving corporation pursuant to the terms of an Agreement and Plan of Merger among Paradigm, TissueInformatics and TVM V Life Science Ventures GmbH & Co., KG dated January 29, 2004 and as amended on March 10, 2004.

     The transaction is more fully disclosed in reports filed pursuant to the Securities Exchange Act of 1934. See specifically, Form 8-K filed March 24, 2004 and the Form 10-K filed March 30, 2004.

     FUTURE AMENDMENTS AND ADDITIONS TO EMPLOYEE STOCK/OPTION PLANS

     Pursuant to recent stockholder vote, additions to existing and additional stock plans will be registered. See definitive proxy statement filed March 31, 2004.

                                  SCHEDULE 4.6

                               AGREEMENTS; ACTION

     GE PREPAYMENT

     GE Healthcare Financial Services payoff letter dated October 15, 2004.

     STONEGATE SECURITIES, INC.

     Placement Agency Agreement, dated July 14, 2004, by and between Paradigm Genetics, Inc., a Delaware corporation, and Stonegate Securities, Inc., a Texas corporation.

     TISSUEINFORMATICS.INC. MERGER

     On March 11, 2004, Paradigm Genetics, Inc. (now "Icoria, Inc.") completed its acquisition of TissueInformatics.Inc, a Delaware corporation. TissueInformatics merged with and into Paradigm with Paradigm continuing as the surviving corporation pursuant to the terms of an Agreement and Plan of Merger among Paradigm, TissueInformatics and TVM V Life Science Ventures GmbH & Co., KG dated January 29, 2004 and as amended on March 10, 2004.

     The transaction is more fully disclosed in reports filed pursuant to the Securities Exchange Act of 1934. See specifically, Form 8-K filed March 24, 2004 and the Form 10-K filed March 30, 2004.

     SILICON VALLEY BANK

     Intercreditor Agreement between Silicon Valley Bank and Laurus Master Fund regarding Silicon Valley Bank Loan and Security Agreement of July 10, 2003.

                                  SCHEDULE 4.7

                         OBLIGATIONS TO RELATED PARTIES

     TISSUEINFORMATICS.INC. MERGER

     On March 11, 2004, Paradigm Genetics, Inc. (now "Icoria, Inc.") completed its acquisition of TissueInformatics.Inc, a Delaware corporation. TissueInformatics merged with and into Paradigm with Paradigm continuing as the surviving corporation pursuant to the terms of an Agreement and Plan of Merger among Paradigm, TissueInformatics and TVM V Life Science Ventures GmbH & Co., KG dated January 29, 2004 and as amended on March 10, 2004.

     The transaction is more fully disclosed in reports filed pursuant to the Securities Exchange Act of 1934. See specifically, Form 8-K filed March 24, 2004 and the Form 10-K filed March 30, 2004.

                                  SCHEDULE 4.8

                                     CHANGES

ROUTINE IP PRACTICE

     Our routine practice in developing compounds and conducting research on behalf of third parties requires us to assign certain intellectual property rights to those third parties. This is more fully described in our reports pursuant to the Securities Exchange Act of 1934.

                                  SCHEDULE 4.13

                            TAX RETURNS AND PAYMENTS

     TISSUEINFORMATICS.INC. MERGER

     There are outstanding tax filings due to merger. We anticipate making such filings forthwith and that the cost will be primarily that of the process of filing.

                                  SCHEDULE 4.14

                                    EMPLOYEES

     FUTURE AMENDMENTS AND ADDITIONS TO EMPLOYEE STOCK/OPTION PLANS

     Pursuant to recent stockholder vote, additions to existing and additional stock plans will be registered. See definitive proxy statement filed March 31, 2004.

                                  SCHEDULE 4.15

                      REGISTRATION RIGHTS AND VOTING RIGHTS

     STONEGATE SECURITIES, INC.

     Placement Agency Agreement, dated July 14, 2004, by and between Paradigm Genetics, Inc., a Delaware corporation, and Stonegate Securities, Inc., a Texas corporation.

     TISSUEINFORMATICS.INC. MERGER

     On March 11, 2004, Paradigm Genetics, Inc. (now "Icoria, Inc.") completed its acquisition of TissueInformatics.Inc, a Delaware corporation. TissueInformatics merged with and into Paradigm with Paradigm continuing as the surviving corporation pursuant to the terms of an Agreement and Plan of Merger among Paradigm, TissueInformatics and TVM V Life Science Ventures GmbH & Co., KG dated January 29, 2004 and as amended on March 10, 2004.

     The transaction is more fully disclosed in reports filed pursuant to the Securities Exchange Act of 1934. See specifically, Form 8-K filed March 24, 2004 and the Form 10-K filed March 30, 2004.

                                  SCHEDULE 4.17

                          ENVIRONMENTAL AND SAFETY LAWS

     ENVIRONMENTAL

     From time to time regulators review our facilities for our management of hazardous materials, including radioactive material, when issues are raised we attempt to comply with regulators' findings in a swift and thorough manner. We have not used radioactive material in our operations since September of 2003. We still maintain certain licensure for the use of certain radioactive material in case a future project should require it.

As disclosed in our reports filed pursuant to the Securities Exchange Act of 1934:

     Environmental Regulation

     Our research and development activities involve the controlled use of hazardous materials and chemicals. We are subject to federal, state and local laws and regulations governing the use, storage, handling and disposal of such materials and certain waste products. The risk of accidental contamination or injury from these materials cannot be eliminated. In the event of an accident, we could be held liable for any damages that result, and any liability could exceed our resources.

                                  SCHEDULE 4.21

                                   SEC REPORTS

As of December 20, 2005, as a result of the consummation of the merger between the Company and the Parent, the Company no longer files reports under the Act.

                                  SCHEDULE 4.22

                                     LISTING

As of December 20, 2005, as a result of the consummation of the merger between the Company and the Parent, the Company's Common Stock is no longer listed for trading on the Nasdaq Stock Market.

                                 SCHEDULE 11.12

                                  BROKER'S FEES

     STONEGATE SECURITIES, INC.

     Placement Agency Agreement, dated July 14, 2004, by and between Paradigm Genetics, Inc., a Delaware corporation, and Stonegate Securities, Inc., a Texas corporation.